SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

This Series B Convertible Preferred Stock Purchase Agreement (this "Agreement") is made as of October 14, 2010, by and among Xenogenics Corporation, a Nevada corporation (the "Company"), and the Multicell Technologies, Inc., a Delaware corporation (the "Purchaser").

RECITALS

WHEREAS, effective September 30, 2010, the Company (i) acquired the bioabsorbable stent assets of Bioabsorbable Therapeutics Inc. pursuant to the Foreclosure Sale Agreement, dated September 30, 2010 (the “Foreclosure Sale Agreement”), between the Company and Venture Lending & Leasing V, Inc., Venture Lending & Leasing IV, Inc., and Silicon Valley Bank, and (ii) entered into a worldwide exclusive license agreement with Rutgers, The State University of New Jersey (the “License Agreement”);

WHEREAS, the Purchaser advanced a total of $185,000 (the “Advance”) to the Company on or about September 30, 2010 to enable the Company to enter into the Foreclosure Sale Agreement and the License Agreement; and

WHEREAS, in addition to the Advance, the Company owes the Purchaser a total of $385,000, representing loans and advances previously made by the Purchaser to, or on behalf of the Company (the “Outstanding Loans”); and

WHEREAS, it is in the best interests of both the Company that the Purchaser exchange the Advance and the Outstanding Loans for shares of the Company’s capital stock and that the Company also raise additional capital to develop its newly acquired bioabsorbable stent assets and to fund its other related activities; and

WHEREAS, the Purchaser is willing to (i) acquire shares of a new series of preferred stock in exchange for the Advance and the Outstanding Loans, and (ii) make additional cash investments in the Company by purchasing shares of such preferred stock;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1

Authorization and Sale of Series B Convertible Preferred Stock

1.1.        Authorization of Series B Preferred Stock.  The Company has authorized the sale and issuance of up to 25,000,000 shares of its Series B Convertible Preferred Stock, $0.001 par value (the "Series B Preferred"), having the rights, preferences, privileges and restrictions as set forth in the Certificate of Designation of Preferences, Rights and Limitations Of Series B Convertible Preferred Stock, the form of which is attached hereto as Exhibit A (the "Certificate of Designation").

1.2.        Sale and Issuance of Series B Preferred.  Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees that it will purchase from the Company up to a maximum of 22,205,250 shares of Series B Preferred  (the "Shares") at a per share purchase price of $0.0376 (the "Per Share Price").

1.3.        Tranches.  The Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase, the Shares in three tranches as follows:

(a)           At the First Closing (as defined below), the Company shall issue and sell to the Purchaser, and the Purchaser shall acquire from the Company, (i) 4,920,213 Shares in exchange for the cancellation of the Advance, and (ii) 10,237,165 Shares in exchange for the Outstanding Loans.  Upon the issuance of the foregoing Shares, the Advance and the Outstanding Loans shall both be deemed to have been repaid in full, and all of the Company’s obligations to repay the Advance or the Outstanding Loans shall thereafter irrevocably be terminated and cancelled.

(b)           On or before November 15, 2010, the Company shall issue and sell to the Purchaser, and the Purchaser shall acquire from the Company, 3,590,426 Shares for a total purchase price of $135,000, payable in cash.

(c)             On or before December 31, 2010, the Company shall issue and sell to the Purchaser, and the Purchaser shall acquire from the Company, 3,457,446 Shares for a total purchase price of $130,000, payable in cash.

SECTION 2

Closing Date; Delivery

2.1.        Closing Date.  Subject to the satisfaction of the conditions set forth in Sections 5 and 6, it is anticipated that purchase and sale of the Shares pursuant to Section 1.3(a) (the “First Closing”) shall be consummated at a closing to be held at the Company’s offices located at 68 Cumberland Street, Suite 301, Woonsocket, RI 02895, on October 15, 2010 at 9:00 a.m., local time, or at such other dates, times and places upon which the Company and the Purchaser shall agree.  Each subsequent purchase of Shares shall likewise be consummated at the Company’s offices.  The First Closing of each of the two subsequent purchases under Sections 1.3(b) and 1.3(c) is herein referred to as a "Closing," and the date and time of each such Closing is hereinafter referred to as a "Closing Date".

2.2.        Delivery and Payment.  At each Closing, the Company will deliver to the Purchaser a certificate or certificates, registered in the Purchaser's name, representing the number of Shares to be purchased by the Purchaser at such Closing, against payment of the purchase price therefor, by wire transfer of immediately available U.S. funds per the Company's instructions.

SECTION 3

Representations and Warranties of the Company

Except as set forth on Exhibit B attached hereto, the Company represents and warrants to the Purchaser that, as of the date hereof and as of each Closing Date.

3.1.        Organization and Standing; Amended and Restated Articles of Incorporation.  The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws.  The Company has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.  The Company is duly qualified to do business as a foreign corporation and is in good standing in every other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business or financial condition of the Company. The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Amended and Restated Articles of Incorporation as in effect on the date hereof.

3.2.        Corporate Power.  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder, to issue the shares of the Company’s $.001 par value common stock upon the conversion of the Shares (the "Conversion Stock") in accordance with the provisions of the Certificate of Designation, and to carry out and perform its obligations under the terms of this Agreement.

3.3.        Subsidiaries.  The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

3.4.        Capitalization.  As of the date of the First Closing, the authorized capital stock of the Company will consist of 500,000,000 shares of common stock, $0.001 par value (the "Common Stock"), and 50,000,000 shares of preferred stock of which 25,000,000 have been designated Series B Convertible Preferred Stock.  As of the date of this Agreement, 2,659,004 shares of Common Stock are issued and outstanding, and no shares of any class of series of preferred stock are outstanding.  All shares of the Company’s previously authorized Series A Convertible Limited Term Preferred Stock (“Series A Preferred”) have been cancelled, and no shares of Series A Preferred are outstanding.  The Series B Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation.  If all of the Shares offered hereby are sold and if all of such shares of Series B Preferred are converted in accordance with the terms set forth in the Certificate of Designation, the Shares would be converted into 22,205,250 shares of Common Stock.  All currently outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with applicable securities laws.  A total of 5,000,000 shares of Common Stock are reserved for issuance under the Company's 2010 Equity Incentive Plan.  Except as set forth on Exhibit B, there are no options, warrants or other rights to purchase or acquire any of the Company's authorized and unissued capital stock.

3.5.        Authorization.  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Stock has been taken or will be taken prior to the First Closing.  This Agreement constitutes a valid and binding obligation of the Company.  The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Certificate of Designation; the Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued in compliance with the provisions of the Certificate of Designation, will be validly issued, fully paid and nonassessable; and the Shares and the Conversion Stock will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchaser; provided, however, that the Shares and the Conversion Stock may be subject to restrictions on transfer under state or federal securities laws.  The issuance of the Shares is not subject to any preemptive rights or rights of first refusal.

3.6.        Foreclosure Sale Agreement; License Agreement.  Each of the Foreclosure Sale Agreement and the License Agreement (the “Material Contracts”) is a legal, valid and enforceable agreement and will continue to be legal, valid and enforceable following the consummation of the transactions contemplated by this Agreement.  Neither the Company nor any of the counter-parties to either of the Material Contracts is or has been in (and no event has occurred that, with or without notice or lapse of time, would create or constitute a) breach or violation of, or default under, any of such Material Contract’s provisions, and to the Company’s knowledge no event has occurred or is likely to occur that, with or without notice or lapse of time, would give the Company or any other party to any Material Contract the right to either (i) declare a default or exercise any remedy under such Material Contract, (ii) accelerate the performance of, or payment under, such Material Contract, or (iii) cancel, terminate or modify any such Material Contract.

3.7.        Title to Properties and Assets; Liens, etc.  The Company owns its material properties and assets (including the assets acquired under the Foreclosure Sale Agreement) free of any material mortgage, pledge, lien, encumbrance or charge, other than (i)  liens for current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which, when considered individually or together, do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

3.8.        Compliance with Other Instruments, None Burdensome, etc.  The Company is not in violation of any term of its Amended and Restated Articles of Incorporation or Bylaws.  The Company is not in material violation of (i) any material term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree and, (ii) to its knowledge, any order, statute, rule or regulation applicable to the Company.  The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Shares and the Conversion Stock, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, the Company's Amended and Restated Articles of Incorporation or Bylaws, and have not and will not result in any material violation of, or materially conflict with, or constitute a material default under, any of its material agreements nor result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the material properties or assets of the Company.

3.9.        Registration Rights.  The Company is not under any contractual obligation to register under the Securities Act of 1933, as amended (the "Securities Act"), any of its presently outstanding securities or any of its securities which may hereafter be issued.

3.10.      Governmental Consent, etc.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares or the Conversion Stock, or the consummation of any other transaction contemplated hereby, except the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares and the Conversion Stock under applicable federal and state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

3.11.      Offering.  Subject to the accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Shares and the Conversion Stock constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

3.12.      Brokers or Finders.  Neither the Company nor the Purchaser have incurred or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

3.13.      Indebtedness for Money Borrowed.  Except as set forth in Exhibit B, there is no  outstanding indebtedness of the Company for money borrowed.

SECTION 4

Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Company that, as of the date hereof and as of each Closing Date:

4.1.        Business and Financial Experience.  The Purchaser, by reason of the Purchaser’s business or financial experience or the business or financial experience of its professional advisors, has the capacity to protect the Purchaser’s own interests in connection with the purchase of the Shares and underlying Conversion Stock.

4.2.        Investment Intent; Blue Sky.  The Purchaser is acquiring the Shares and the underlying Conversion Stock for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.   The Purchaser understands that the issuance of the Shares and the underlying Conversion Stock has not been, and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed herein.  The Purchaser's address set forth on the signature page hereof is the Purchaser's true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable federal and state securities laws.

4.3.        Rule 144.  The Purchaser acknowledges that the Shares and the underlying Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available.  The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited public resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

4.4.        No Public Market.  The Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

4.5.        Restrictions on Transfer; Restrictive Legends.  The Purchaser understands that the transfer of the Shares and the Conversion Stock is restricted by applicable state and Federal securities laws, and that the certificates representing the Shares and the Conversion Stock will be imprinted with legends restricting transfer except in compliance therewith.

4.6.        Access to Data.  During the negotiation of the transactions contemplated herein, the Purchaser and its representatives and legal counsel have been afforded full and free access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein.  The Purchaser has received or has had full access to all the information the Purchaser considers necessary to make an informed investment decision with respect to the Shares to be purchased.  The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

4.7.        Authorization.  All action on the part of the Purchaser's board of directors necessary for the authorization, execution, delivery and performance of this Agreement by the Purchaser, the purchase of and payment for the Shares and the Conversion Stock, and the performance of all of the Purchaser's obligations under this Agreement has been taken.  This Agreement, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser.  The person executing this Agreement on behalf of any Purchaser that is an entity is duly authorized to execute and deliver this Agreement on behalf of such Purchaser.

4.8.        Brokers or Finders.  The Company has not and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

4.9.        Limited Operating History; Risks of Transaction.  The Purchaser acknowledges that the Company acquired the bioabsorbable stent assets on September 30, 2010 and entered into the License Agreement on September 30, 2010 and, therefore, has no history of researching, developing, producing or selling any bioabsorbable stent products or other products or services under the rights and assets the Company acquired on September 30, 2010.  Accordingly, the Purchaser understands that the purchase of the Shares involves substantial risk, including all of the risks normally associated with the formation and operation of a new business.

4.10.      Purchaser Due Diligence.  The Purchaser has performed its own due diligence investigation regarding the technology owned by the Company, the market in which the Company proposes to operate, the Company’s financial condition, and the Company’s overall business plans.  In light of the foregoing and of the types of risk factors associated with the Company’s business, the Purchaser has based its decision to invest in the Shares based on such due diligence.  No assurance can be given that the Company will be able to carry out its current business plan, that its business plan will not change, or that it will obtain the financial and other results contained in the business plan and forecasts.

4.11.      Legends.  The Purchaser understands that the certificates evidencing the Shares and the Conversion Stock will bear the legends set forth below, or a substantially similar legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by the Company from any certificate evidencing Shares or Conversion Stock upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares or Conversion Stock.

SECTION 5

Conditions to Closing of the Purchaser

The Purchaser's obligation to purchase the Shares is, unless waived in writing by the Purchaser, subject to the fulfillment as of each Closing Date of the following conditions:

5.1.        Representations and Warranties Correct.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of such Closing Date.

5.2.        Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to such Closing Date shall have been performed or complied with in all material respects.

5.3.        Blue Sky.  The Company shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the underlying Conversion Stock.

5.4.        Certificate of Designation.  The Certificate of Designation shall have been filed in the office of the Nevada Secretary of State.

5.5.        Registration Rights Agreement.  The Company shall have executed and delilvered to the Purchaser that certain Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company shall grant to the Purchaser certain demand and piggy-back registration rights with respect to the Shares and the Conversion Stock.

SECTION 6

Conditions to Closing of the Company

The Company's obligation to sell and issue the Shares is, unless waived in writing by the Company, subject to the fulfillment as of each Closing Date of the following conditions:

6.1.        Representations and Warranties Correct.  The representations made in Section 4 hereof by the Purchaser shall be true and correct in all material respects as of such Closing Date

6.2.        Covenants.  All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to such Closing Date shall have been performed or complied with in all material respects as of such Closing Date.

6.3.        Blue Sky.  The Company shall have obtained all necessary state law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the underlying Conversion Stock.

6.4.        Certificate of Designation.  The Certificate of Designation shall have been filed in the office of the Nevada Secretary of State.

6.5.        Payment.  On or prior to each Closing, Company shall have received the purchase price of the Shares the Purchaser agreed to purchase at such Closing.  At or prior to the First Closing, the Purchaser shall have delivered to the Company all such documents and instruments reasonably requested by the Company to evidence the repayment and cancellation of the Advance and the Outstanding Loans.

6.6.        Registration Rights Agreement.  The Purchaser shall have executed the Registration Rights Agreement.

SECTION 7

Other Agreements Of The Parties

7.1.        Financial Information Rights.  The Company will provide the following documents to the Purchaser so long as the Purchaser holds 5,000,000 or more shares of Series B Preferred:

(i)           As soon as practicable after the end of the fiscal year ending December 31, 2010 and each fiscal year thereafter, and in any event within 90 days after the end of each such fiscal year, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows and stockholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants selected by the Company;

(ii)           As soon as practicable after the end of the fiscal quarter ending March 31, 2011 and each fiscal quarter thereafter, and in any event within 45 days after the end of each such fiscal quarter, the Company shall distribute quarterly financial reports to the Purchaser; and

(iii)          At least thirty days prior to the beginning of each fiscal year, commencing with the fiscal year beginning December 1, 2010, a budget as adopted by the Company's Board of Directors for the subsequent fiscal year.

7.2.        Corporate Status.   The Company will (a) maintain its corporate existence and good standing, (b) pay all taxes when due, including withholding taxes, except for such taxes being contested in good faith by appropriate proceedings, (c) maintain commercially reasonable and adequate general liability, casualty and product liability insurance as determined by the Company’s Board of Directors, and (d) purchase directors and officers liability insurance promptly following a request for such purchase made by the Purchaser in such amounts as requested by the Purchaser.

7.3.        Termination.  The obligations of the Company under this Section 7 will terminate at such time as the Company becomes subject to the reporting provisions of the Securities Exchange Act of 1934, as amended.

SECTION 8

Miscellaneous

8.1.        Governing Law; Jurisdiction.  All other disputes arising from this Agreement shall be governed in all other respects by the internal laws of the State of Nevada, without regard to conflict of laws provisions.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Rhode Island, for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

8.2.        Entire Agreement; Amendment.  This Agreement, including the exhibits hereto, this Agreement, and the other documents delivered at the Closing pursuant to this Agreement, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8.3.        Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed: if to the Purchaser, to the address or fax number listed after such Purchaser's name on the signature page hereof or at such other address as the Purchaser shall have furnished to the Company, and if to the Company, to:

   Xenogenics Corporation
   68 Cumberland Street, Suite 301,
   Woonsocket, RI 02895
   Attn:      Gerald W. Newmin

or at such other address as the Company shall have furnished to the Purchaser.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

8.4.        Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.5.        Expenses.  The Company and the Purchaser shall bear their own expenses incurred on their own behalf with respect to this Agreement and the transactions contemplated hereby.

8.6.        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

8.7.        Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

8.8.        Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[signature page to follow]

           The foregoing agreement is hereby executed effective as of the date first set forth above.

“COMPANY”		“PURCHASER”

XENOGENICS CORPORATION		MULTICELL TECHNOLOGIES, INC.

By:	/s/ JERRY NEWMIN	By:	/s/JERRY NEWMIN

Name: Jerry Newmin		Name: Jerry Newmin

Title: Chief Executive Officer		Title: Chief Executive Officer

Address: 68 Cumberland Street, Suite 301, Woonsocket, RI 02895

EXHIBIT A
(To Series B Convertible Preferred Stock Purchase Agreement)

Certificate of Designation

EXHIBIT B
(To Series B Convertible Preferred Stock Purchase Agreement)

Schedule of Exceptions

The following are the exceptions to the representations and warranties of Xenogenics Corporation (the "Company") set forth in Section 3 of the Series B Convertible Preferred Stock Purchase Agreement dated as of October __, 2010 (the "Agreement") to which this is an Exhibit.  All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Agreement.  Nothing in this Schedule of Exceptions constitutes an admission of any liability or obligation of the Company to any party, nor an admission against the Company's interests.

Capitalization.  As of October __, 2010.

Options:	Options Authorized Under 2005 Equity Incentive Plan: _____,000 shares

Outstanding options to purchase Common Stock: _____ shares (certain options are subject to future vesting)

Warrants:	Warrants to purchase a total of 980,001 shares of Common Stock have been issued and are currently outstanding.

Registration Rights.  [DO VENTURE LENDING OR SILICON VALLEY BANK HAVE ANY REGISTRATOIN RIGHTS???].

Indebtedness for Money Borrowed.  ……...??